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                                                                    EXHIBIT 99.2

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         OF EVERGREEN HEALTHCARE, INC.
                          TO BE HELD ON JULY 31, 1995

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF EVERGREEN HEALTHCARE, INC.

The Board of Directors strongly recommends a vote FOR the following proposal:

(1) Approval and adoption of the Agreement and Plan of Merger dated as of May 2, 1995 (the "Merger Agreement") by and among Evergreen Healthcare, Inc. ("Evergreen"), GranCare, Inc., a California corporation ("GranCare"), and GW Acquisition Corp., a wholly-owned subsidiary of GranCare ("GWAC"), pursuant to which GWAC will merge with and into Evergreen (the "Merger"), as further described in the accompanying Joint Proxy Statement/Prospectus of GranCare,
    Inc. and Evergreen Healthcare, Inc. dated as of           , 1995 (the "Proxy
    Statement").

         / / FOR                / / AGAINST                / / ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSAL
                                     ABOVE.

    The undersigned appoints William G. Petty, Jr. and Keith J. Yoder, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Shareholders (the "Special Meeting") of Evergreen to be held at the offices of Evergreen, 11350 N. Meridian, Suite 200, Carmel, Indiana, on July 31, 1995 at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Special Meeting and to appear and vote all the shares of common stock of Evergreen that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.
                                                       Signature
                                                                ---------------
                                                       Signature if
                                                       held jointly
                                                                   ------------

                                                       Dated:
                                                             ------------------
                                                       Please date and sign as
                                                       name appears hereon. When
                                                       signing as executor,
                                                       administrator, trustee,
                                                       guardian or attorney,
                                                       please give full title of
                                                       each. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       president or other
                                                       authorized corporate
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person. Joint
                                                       owners should each sign.